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                              DATED 23 MAY 1996

                              SITEINPUT LIMITED

                                   - and -

                             CLAIRE DENISE CATER





                           JOINT VENTURE AGREEMENT



                                   RAKISONS
                               27 Chancery Lane
                                    London
                                   WC2A 1NF

                           Telephone: 0171 404 5212
                              Fax: 0171 831 1926
                          Ref: JMP\11715\jvagmt.04


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DATED       23 May 1996

PARTIES:

1 "Milton": Siteinput Limited (registered in England no 3113109) whose registered office is at 1 Thames Street, Windsor, Berkshire, SL4 1PL

2 "CC": Claire Denise Cater of Back of Beyond, High Street, Ardingley, West Sussex RH17 6TD

OPERATIVE PROVISIONS:

1         DEFINITIONS

1.1       In this agreement:

          "Articles of Association"
          the articles of association of the Company to be adopted on the date of this agreement in the agreed terms or any articles for the time being adopted or amended with the consent of the Shareholders;
          the board of directors for the time being of the Company;

          "Board"
          the board of directors for the time being of the Company;

          "Business"
          the business of public relations and communications services and assistance in the health care sector and such other business as the Shareholders may agree from time to time in writing should be carried on by the Company;

          "Company"
          Classcode Limited which was incorporated under the Companies Acts 1985 and 1989 on 10 May 1996 under registered number 3196839 with an authorised share capital of (pound)1,000 divided into 51 "A" Shares of (pound)1 each (""A" Shares"), 49 "B" Shares (""B" Shares") of (pound)1.00 each and 900 undesignated ordinary shares of (pound)1 each;

          "Director"
          any director for the time being of the Company including, where applicable, any alternate director;

          "Service Contract"
          the contract of employment to be entered into by CC in accordance with clauses 3.1.8 and 3.2;

          "Shareholders"
          Milton and CC or any person or persons to whom they may properly transfer their Shares in accordance with this agreement;


          "Shares"

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          "A" Shares and the "B" Shares of the Company;

          "subsidiary" and "holding company"
          have the same meanings as in section 736 of the Companies Act 1985 and "equity share capital" the same meaning as in section 744 of the Companies Act 1985;

          "in the agreed terms"
          in the form of an annexed draft agreed between the parties or their respective legal advisers which, for the purpose of identification, has been signed by or on behalf of the parties prior to today's date;

1.2 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted, with or without amendment.

1.3 Unless there is something inconsistent in the subject or context, words denoting the singular number only include the plural and vice versa; words denoting one gender only include the other genders; words denoting individuals include corporations and vice versa; and references to "person" include a firm or corporation.

1.4 Unless the context otherwise requires, a reference to a clause is to a clause of this agreement.

1.5 The headings in this agreement are inserted for convenience only and do not affect its interpretation.

2         CONDITION

2.1 The obligations of the parties under this agreement are subject to and conditional on the purchase of the fixed assets of Elliott & Cater Limited for (pound)8,500 exclusive of Value Added Tax.

2.2 The Shareholders shall use their best endeavours to ensure that the condition set out in clause 2.1 is satisfied not later than 25 May 1996 but if by that date the condition has not been satisfied or waived by the Shareholders in writing, this agreement shall be null and void without any claim or liability by any party against any other party, save in respect of a prior breach.

3         COMPLETION

3.1 As soon as practicable after the fulfilment of the condition set out in clause 2.1 but before the Company commences trading, each of the Shareholders shall take or cause to be taken the following steps at Directors' and shareholders' meetings of the Company (as appropriate):


          3.1.1  the adoption by the Company of the Articles of Association;

          3.1.2 the appointment of Les Milton and Andrew Turnbull as "A" Directors of the

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                 Company;

          3.1.3  the appointment of CC as a "B" Director of the Company;

          3.1.4  the appointment of Andrew Turnbull as secretary of the Company;

          3.1.5 the resignation of all Directors and the secretary of the Company holding office prior to the execution of this agreement and delivery of written confirmation executed as a deed by each of them that it has no claim or right of action against the Company and that the Company is not in any way obligated or indebted to it;

          3.1.6 the subscription by Milton for 51 "A" shares of (pound)1.00 each of the Company at a price of (pound)1 per share and the allotment and issue of those shares by the Company to Milton against payment of (pound)51 in full in cash;

          3.1.7 the subscription by CC for 49 "B" shares of (pound)1.00 each of the Company at a price of (pound)1 per share and the allotment and issue of such shares by the Company to CC against payment of (pound)49 in full in cash;

          3.1.8  the execution by the Company of the Service Contract;

3.2       CC shall sign and deliver to the Company the Service Contract.

4         APPOINTMENT OF DIRECTORS

4.1 The maximum number of Directors holding office at any time shall be three unless otherwise agreed in writing by the Shareholders.

4.2 Each of the Shareholders shall be entitled to appoint one Director for each part of its shareholding which represents 25 per cent. in nominal value of the issued share capital of the Company (regardless of class) and at any time to require the removal or substitution of any Director appointed by it. The Directors appointed by Milton shall be designated as "A" Directors and the Director appointed by CC shall be designated as a "B" Director.

4.3 The chairman of the board of directors shall be appointed by Milton and in the case of an equality of votes at any meeting of the directors the chairman shall be entitled to a second or casting vote.

5         CONDUCT OF THE COMPANY'S AFFAIRS

5.1       The Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (insofar as they are able to do so by the exercise of those rights and powers) that at all times during the term of this agreement:

          5.1.1 the business of the Company consists exclusively of the Business;


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          5.1.2  the Shareholders shall each be entitled (at their own cost and effort) to examine the books and accounts of the Company and to be supplied with all relevant information, including monthly management accounts and operating statistics and such other trading and financial information in such form as they may reasonably require, to keep them properly informed about the business of the Company and generally to protect their interests;

          5.1.3 the auditors of the Company shall be Milton's auditors or such other firm as the Board may determine;

          5.1.4 the bankers of the Company shall be Bank of Scotland plc or such other bankers as the Board may determine;

          5.1.5 the registered office of the Company shall be located at Milton's head office or at such other place as Milton may require;

          5.1.6 the Company shall comply with the provisions of its memorandum of association and the Articles of Association;

          5.1.7 the memorandum of association and the Articles of Association of the Company will not be altered and no further articles or resolution inconsistent with them will be adopted or passed, unless the terms of the further articles or resolution have been previously approved in writing by the Shareholders;

          5.1.8  all cheques drawn by the Company in excess of:

                 (a) (Pound)500 but less than (pound)2,500 shall be signed
                     by one person nominated by Milton and CC;

                 (b) (Pound)2,500 shall be signed by Les Milton;

          5.1.9 board meetings shall be convened at regular intervals not exceeding three months, by not less than forty-eight hours' notice in writing accompanied by an agenda specifying the business to be transacted; and

          5.1.10 the Board will determine the general policy of the Company

                 (subject to the express provisions of this agreement), including the scope of its activities and operations, and the Board will reserve to itself all matters involving major or unusual decisions.

6         MATTERS REQUIRING CONSENT OF BOTH SHAREHOLDERS

6.1 The Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (insofar as they are able to do so by the exercise of those rights and powers) that, without the prior written consent of the Shareholders, the Company shall not:

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           6.1.1 create any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrances over the whole or any part of the undertaking, property or other assets of the Company, except for the purpose of securing the indebtedness of the Company or any holding company or to any subsidiary of any such holding company to its bankers for sums borrowed in the ordinary and proper course of the Business;

          6.1.2 borrow any sum unless it is in the ordinary and proper course of the Business;

          6.1.3 make any loan or advance or gives any credit (other than normal trade credit) to any person, except for the purpose of making deposits with bankers and unless it is in the ordinary and proper course of the Business;

          6.1.4 give any guarantee or indemnity to secure the liabilities or obligations of any person other than in respect of its holding company and/or any subsidiary of any such holding company;

          6.1.5 sell, transfer, lease, assign or otherwise dispose of a material part of its undertaking, property or other assets (or any interest in them) or contract to do so otherwise than in the ordinary and proper course of the Business;

          6.1.6 enter into any contract, arrangement or commitment involving expenditure on capital account or the realisation of capital assets;

          6.1.7 engage or dismiss (save that this does not apply to dismissal of CC under the Service Contract) any employee;

          6.1.8 save that this will not apply to any review as referred to in clause 5.2 of the Service Contract increase the remuneration of any employee;

          6.1.9  issue any unissued shares or creates any new shares, except as expressly permitted by its articles of association;

          6.1.10 alter any rights attaching to any class of its share;

          6.1.11 consolidate, sub-divide or convert any of its share capital;

          6.1.12 issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of shares;

          6.1.13 create or acquire any subsidiary;

          6.1.14 enter into any partnership or profit sharing agreement with any person;

          6.1.15 do or permit or suffer to be done any act or thing whereby it may be wound up (whether voluntarily or compulsorily), except as otherwise expressly provided for in this agreement;

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          6.1.16 enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

          6.1.17 acquire, purchase or subscribe for, or for any interest in, any shares, debentures, mortgages or securities in any company, trust or other person;

          6.1.18 appoint or dismiss any director, but without prejudice to the rights conferred on each of the Shareholders by clause 4 to appoint and remove Directors;

          6.1.19 appoint any committee of directors or any local board or delegate any of the powers of the directors to a committee or local board;

          6.1.20 hold any meeting of its members or any class of members or purport to transact any business at any such meeting unless there are present duly authorised representatives or proxies for each of the Shareholders.

7         LOAN FINANCE

7.1 The Shareholders shall each use reasonable endeavours to procure that the requirements of the Company for working capital to finance the Business are met, as far as practicable, by borrowings from banks and other similar sources on the most favorable terms reasonably obtainable as to interest, repayment and security, but without allowing any prospective lender a right to participate in the equity share capital of the Company as a condition of any loan.

8         DISPOSAL OR CHARGING OF SHARES


8.1 CC shall not, except with the prior written consent of Milton, create or permit to subsist any pledge, lien or charge over, or grant any option or other rights over or dispose of any interest in, all or any of the "B" Shares held or beneficially owned by it (otherwise than by a transfer of the "B" Shares in accordance with the provisions of the Articles of Association). Any person in whose favour a pledge, lien or charge is created or permitted to subsist or an option or rights are granted or an interest is disposed of shall be subject to and bound by the limitations and provisions of this agreement so far as they may apply.

8.2       Milton may assign, charge or dispose of its interest in the Company.

9         ISSUE, TRANSFER AND SALE OF SHARES

9.1 The issue of new Shares subject to clause 9.2 and the transfer of Shares shall be regulated in accordance with the Articles of Association.

9.2 Milton agrees to acquire and CC agrees to sell to Milton the "B" Shares on the earlier of:

          9.2.1  five years after the date of this agreement;

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          9.2.2  (in the case of the Company which is subject to clause 6) the sale or other disposal of the undertaking of the Company or Milton or its holding company;

          9.2.3 the equity share capital of Milton or its holding company being admitted to a listing or quotation on any stock exchange (including without limitation, AIM and NASDAQ).

          The price for the "B" Shares shall be equal to 60% of the average annual gross profits of the Company which are in excess of (pound)350,000 for the three years prior to the above date ("calculation period") subject always to a maximum price of (pound) 300,000. This price will be calculated on the same basis as the Gross Profit calculation contained in the Service Contract. In the event that the relevant calculation period in the case of clauses 9.2.2 or
          9.2.3 is less than five years, the calculation period shall be reduced and will terminate 60 days prior to the relevant event contained in those clauses. The amount to be calculated will be pro-rated on an annual basis to take account of the reduction in the calculation period.

          Completion of the sale and purchase of the "B" Shares shall take place as soon as practicable following agreement or deemed agreement of the purchase price when CC shall deliver the share certificate in respect of the "B" Shares and an executed stock transfer form and Milton shall pay the relevant consideration in cash.

10        EXERCISE OF VOTING RIGHTS

10.1      Each Shareholder shall:

          10.1.1 exercise all voting rights and powers of control available to it in relation to the Company so as to give full effect to the terms and conditions of this agreement;

          10.1.2 generally use its best endeavours to promote the Business and the interests of the Company.

11        OPTION

11.1 If either Shareholder commits or suffers an event of default (as defined in clause 11.3.1), the other Shareholder shall have the option, in its entire discretion, to require the defaulting Shareholder either to purchase all (but not some only) of the Shares held or beneficially owned by the other Shareholder or to sell to the other Shareholder all (but not some only) of the Shares held or beneficially owned by the defaulting Shareholder. The option shall be exercised by delivering written notice to the defaulting Shareholder, stating which option is exercised, at any time within 30 days of the date of the occurrence of the event of default or, if later, of the other Shareholder becoming aware of the occurrence.

11.2 If either option is exercised, the Shareholders shall determine the Prescribed Price (as defined in clause 11.3.2) as soon as practicable. The completion of the sale shall take

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          place within 10 days of the Prescribed Price having been agreed or determined and the selling Shareholder shall deliver a duly executed transfer of all its Shares in favour of the purchasing Shareholder (or as it may direct) and the purchasing Shareholder shall make payment of full in sterling in London of the Prescribed Price. The Shares shall be deemed to be sold by the transferor as beneficial owner with effect from the date of the transfer free from any lien, charge or encumbrance and with all attached rights.

11.3      For the purpose of this clause:

          11.3.1 "an event of default" in relation to a Shareholder means the occurrence of any of the following:

                 (a) committing a material breach of its obligations under this agreement which, in the case of a breach capable of remedy,

                     it fails to remedy within 21 days of being specifically required in writing so to do by the other Shareholder; or

                 (b) any distress, execution, sequestration or other process being levied or enforced upon or sued out against its property which is not discharged within 10 days; or

                 (c) being unable to pay its debts in the normal course of
                     business;

                 (d) ceasing or threatening to cease wholly or substantially to carry on its business or the making of an order or the passing of a resolution for its winding up, being in any of these cases otherwise than for the purpose of a reconstruction or amalgamation, without insolvency, previously approved by the other Shareholder in writing (which approval shall not be unreasonably withheld); or

                 (e) an encumbrancer taking possession of, or a receiver or trustee being appointed over the whole or any part of its undertaking, property or other assets;

                 (f) in the case of CC, cessation of employment of CC pursuant to the Service Contract; but

          shall exclude any event which occurs as a direct result of the statutory demand by Beacon Print Limited in the sum of (pound)6,588.46 or a claim with CC's guarantee of a lease of Grosvenor Hall, Haywards Heath, Sussex up to a maximum value of (pound)8,822;

          11.3.2 "the Prescribed Price" means in the case of CC, (pound)1 but in the as may be agreed between the Shareholders within 21 days of the date of the notice exercising the relevant option or (in default of agreement between them) such sum as the auditors of the Company for the time being, acting as independent experts, certify to

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                 be in their opinion the fair value of those Shares as between a willing buyer and a willing seller contracting on arm's length terms, having regard to the fair value of the Business as a going concern as at the date of the notice exercising the option.

11.4 Notwithstanding the provisions of clauses 11.1, 11.2 and 11.3 it is agreed that in the event that CC ceases to be employed by the Company at any time during the period of three years from the date of this agreement to five years from the date of this agreement as a result of:

          11.4.1 service by the Company of three months' notice; or

          11.4.2 in circumstances where it is finally determined in proceedings from which there is no appeal or where the parties have agreed to waive their right to such appeal or the time limit for such appeal has expired that CC has been wrongfully dismissed from her employment;

          then the Prescribed Price shall be calculated in accordance with the provisions of clause 9.2.

12        THIS AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

12.1 None of the provisions of this agreement shall be deemed to constitute a partnership between the Shareholders and neither of them shall have any authority to bind the other in any way.

13        COSTS

13.1 Each of the Shareholders shall bear its own costs, legal fees and other expenses incurred in the preparation and execution of this agreement and the Company shall have no liability in respect of them.

13.2 All costs, legal fees, registration fees and other expenses incurred in the formation of the Company shall be borne and paid by the Company.

14        NON-DISCLOSURE OF INFORMATION

14.1 Neither of the Shareholders shall divulge or communicate to any person (except for the benefit of the Business or if legally obliged to do so) or use or exploit for any purpose whatever any of the trade secrets or confidential knowledge or information or any financial or trading information relating to the other Shareholder and the Company which the relevant Shareholder receives or obtains as a result of entering into this agreement, and shall use its reasonable endeavours to prevent its employees from doing so. This restriction shall continue to apply after the expiration or termination of this agreement without limit in point of time, but shall cease to apply to knowledge or information which may properly come into the public domain through no fault of the Shareholder concerned.

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15        DURATION

15.1 This agreement shall continue in full force and effect until the first to occur of the following:


          15.1.1 five years from the date of this agreement;

          15.1.2 either Shareholder acquiring the whole of the other Shareholder's shareholding in the Company; or

          15.1.3 the Shareholders ceasing to be beneficially entitled in aggregate to 51 per cent or more of the equity share capital of the Company or otherwise ceasing between them to control (as defined by section 416 of the Taxes Act) the affairs of the Company; or

          15.1.4 commencement of the Company's winding-up.

15.2 The terms of this agreement shall continue to bind the Shareholders after termination to such extent and for so long as may be necessary to give effect to the rights and obligations embodied in it.

16        ASSIGNMENT

16.1 Neither of the Shareholders shall assign or transfer, or purport to assign or transfer, any of its right or obligations under this agreement without the prior written consent of the other Shareholder, except to a wholly-owned subsidiary which has executed a deed in accordance with the provisions of clause 25, and the assignor shall, before making the transfer, guarantee by deed under seal in favour of the other Shareholder the due performance of the assignee's obligations under the deed.

17        SUCCESSORS AND ASSIGNS

17.1 This agreement shall operate for the benefit of and be binding on the respective successors in title, heirs, executors and permitted assigns of each Shareholder.

17.2 Before transferring any of its Shares a Shareholder shall procure that the transferee executes a deed in favour of the other Shareholder by which the transferee agrees to be bound by terms identical, so far as appropriate, to the terms of this agreement (including the terms of this clause as regards any subsequent transfer of any of the Shares).

18        WAIVER, FORBEARANCE AND VARIATION

18.1 None of the rights of either party shall be prejudiced or restricted by any indulgence or forbearance extended to the other party and no waiver by either party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

18.2 This agreement shall not be varied or cancelled, unless the variation or cancellation

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          is expressly accepted in writing by a duly authorised director of each party which is a company.

19        GOVERNING LAW

19.1 The construction, validity and performance of this agreement shall be governed in all respects by English law.

19.2 The High Court of England shall have jurisdiction to settle any dispute which may arise between the parties in respect of the construction, validity or performance of this agreement, or as to the rights and liabilities of the parties or in any way connected with the Company and, in the event of any action in respect of this agreement being begun, the process by which it is begun, may be served on the Shareholders in accordance with the provision of clause 21.

20        GENERAL MATTERS

20.1 This agreement supersedes any previous agreement between the parties in relation to the matters dealt with and represents the entire understanding between the parties in that respect.

20.2 In the event of any ambiguity or conflict arising between the terms of this agreement and those of the Company's memorandum and articles of association, the terms of this Agreement shall prevail.

20.3 If any of the provisions of this agreement is found by a Court or other competent authority to be void or unenforceable, the provision shall be deemed to be deleted from this agreement and the remaining provisions shall continue in full force and effect. The parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision which is void or unenforceable.

21        NOTICES

21.1 Any notice to be given under this agreement shall either be delivered personally or sent by first class delivery post (airmail if overseas) or facsimile transmission. The address for service of each party (in the case of a company) shall be its registered office for the time being and (in the case of an individual) shall be her address stated above or any other address for service previously notified to the other parties or (in the absence of notification) her last known place of residence. A notice shall be deemed to have been served:

          21.1.1 if personally delivered: at the time of delivery;

          21.1.2 if posted: at the expiration of 48 hours or (in the case of airmail) seven days after the envelope containing the notice was delivered into the custody of the postal authorities;

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          21.1.3 if sent by facsimile transmission: at the time of transmission.

21.2 In proving service it shall be sufficient to prove that personal delivery was made, or that the envelope containing the notice was properly addressed and delivered into the custody office of the postal authority as a prepaid first class or airmail letter (as appropriate) or that the facsimile transmission was transmitted to the specified number, as the case may be.

22        CHANGE OF NAME

          It is agreed by the parties that as soon as practicable following Completion the name of the Company shall be changed to "Milton Cater Communications Limited".


Executed as a Deed.

EXECUTED as a deed by            )
SITEINPUT LIMITED                )

                                   /s/ L. Milton
                                  -------------------
                                 Director


                                   /s/ Illegible
                                  -------------------
                                 Director/Secretary



SIGNED and DELIVERED as          )
a deed by CLAIRE DENISE CATER    )  /s/ Claire Cater
                                  -------------------
in the presence of:              )

Witness sign:
              -----------------------

              Illegible Stamp
Name:        -------------------------

Address:     -------------------------

             -------------------------

             -------------------------
               Illegible Stamp
Occupation:  -------------------------
               Solicitor


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                                  SCHEDULE C


                     Infringement Actions and Oppositions




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